Maximum General Facility Agreement
Agreement No: (Shenzhen Central) Nongyin Shou(2007)0925

Borrower: Shenzhen Fuqi Jewelry Co., Ltd. (“Party A”)

Lender: Agriculture Bank of China  (“Party B”)

In Accordance of the relevant laws, rules and regulations of the PRC, Party A and Party B have agreed mutually to enter into this agreement (“Agreement”).

I.	The “Maximum General Facility” represents the maximum available credit, which Party A may utilize for designated core business purpose within the period specified.

II.	Details of Facility
a.	The Maximum General Facility granted to Party A by Party B is RMB One Hundred Million, therein:
i.	Facility for foreign currency loan is equivalent to RMB One Hundred Million, whereas, facility for foreign currency should not exceed (US Dollar (Not applicable) equivalent.
ii.	Facility granted for non-core business is equivalent (RMB(Not applicable)), whereas, facility for the foreign currency should not exceed (US Dollar (Not applicable )) equivalent.
b.	Maximum General Facility granted should be applied to the following scope(s) of the business:
☑ CNY/Foreign currency loan	□Commercial Bills of Acceptance
□Discount Bills	□Guarantee
□Import Bills	□Export Bills
□Bank Guarantee	□Other business: _________________________.

c.
The term of the facility granted commences from September 27, 2007 and terminates on September 26, 2008. This term only applies to new withdraw covered by this facility. Expiration day of this Agreement will not affect the maturity day of drawn facility.

d.	The commencement day, maturity day, amount, interest, rate of individual draw down agreement covered by this facility should refer to particular individual agreement.

III.	Application of the facility
a.
Party A needs to submit application to Party B for each individual facility draw down covered by facility granted. Party B reserves the right to approve each individual application in accordance with the availability of liquidity reserve and current financial situation of Party B. Upon approval of each application, both parties should enter into a separate agreement.

b.
Within the term agreed upon in this Agreement, Party A can apply to recurrently using the available facility granted provided that the total outstanding facility granted shall not exceed the Maximum General Facility granted under this Agreement. The granted foreign currency facility can be applied to the non-core business of Party A, but the facility granted to other business shall not apply to the foreign currency.

c.	Upon expiration of this facility agreement, any unutilized facility will be cancelled automatically.

IV.	Adjustment of Facility
Party B reserves the right to adjust or terminate the Maximum General Facility, if Party B may suffer a damage under any one of the following conditions:
a.	Adverse change in market condition in which Party A is operating or material change in monetary policy of the country.
b.	Party A is operating in highly unfavorable administrative or financial condition
c.	Party A involves a material litigation, arbitration, or material default with other creditors.
d.	Repayment ability of the guarantor of this Agreement is degraded, the collaterals are destroyed, or the value is substantially depreciated.
e.	Party A expresses, by word or by action, the intention of breaching this Agreement or individual agreement of draw downs.
f.	Party A forfeits its credit standing.
g.	The principal of Party A has been involved in crime, or the property of Party A is sealed up or detained.
h.	Party A transfers its property, withdraws the capital, avoids the liability and engages in other actions that damage the rights and interests of Party B.
i.	Party A defaults this Agreement, or any other individual Agreement.
j.	Other conditions that the Party A forfeits or may forfeit the ability of executing this Agreement.

V.	The right and responsibility of the Party A include:
a.	The right to draw down up to the maximum facility granted in this Agreement.
b.	Opening the settlement account with Party B and handling business transactions arising from the using of this facility.
c.
Providing Party B with accurate and complete quarterly financial reports , all banking information such as name(s) of bank, account number(s), deposit and loan balances and actively cooperating with Party B for inspection and monitoring.

d.	Compliance of terms in this Agreement and individual agreement.
e.	If the maximum facility is lowered by effect of foreign exchange rate change, Party A should immediately return the amount exceeding the maximum facility, or pay the corresponding guarantee money.

f.	Under the following circumstances, written notice should be submitted to Party B within five days to secure the interest of Party B:
i.	Change of the affiliated relationship, change of top management, or modification of the company articles of association or corporate structure.
ii.	Cease of business, deregistration, repeal of business licenses, or winding up.
iii.	Insolvency, material difficulties in the production and market, or material litigation and arbitration.
iv.	Change of company name, domicile, legal representative, or contacts.
v.	Other matters producing material and adverse effect on the execution of this Agreement by Party B.
g.	The following action should be firstly consented by Party B and Party A shall take whatever measures agreed by Party B in order to allocate the repayment of the debt:
i.
entering into contracts, leases, restructuring of share capital, joint venture, incorporation, amalgamation, separation, joint investment, assets transfer or application for suspension of business, dissolution or bankruptcy and other events, which result in the change of creditor and debtor relationship of this Agreement, or effect Party B's rights.

ii.	Providing guarantee to a third party or mortgaging or pledging its property to a third party that will affect the repayment of the facility drawn.
h.
If the guarantor ceases its business, cancels its registration or its business license is, falls into bankruptcy, incurs operating loss that results in full or partial loss of the guarantee ability corresponding to this Agreement, or value of the guaranty, collateral or pledged rights is depreciated, Party A shall provide Party B with other collaterals or guarantee to the satisfaction of Party B in a timely manner.

i.	Not entering into agreement with third party, which will damage the interest of Party B under this Agreement.

VI.	The right and responsibility of Party B include:
a.	timely processing and reviewing the application of credit application of Party A.
b.
the right to request Party A  to provide documents, information and data such as financial reports, in order to gain knowledge about production, market condition, financial, inventory and utilization condition of this facility of Party A.

c.	deduct directly from bank account of Party A, upon or before expiration, fees, interest and principal utilized by Party A under this Agreement or individual agreement.
d.	If Party A doesn’t duly perform its obligation to repay as stipulated by any individual agreement, Party B can disclose the violation of the Party A to the public.

VII.	The default liability
If Party A violates this Agreement or any individual agreement under this facility, Party B reserves the right to alter the maximum amount of this facility, to terminate the facility, to cancel the unutilized facility or pursue Party A for the default liability.

VIII.	Guarantee
If the facility granted by this Agreement items requires guarantee, a guarantee agreement will be entered into separately.

IX.	Dispute Resolution
If any dispute arises from the execution of this Agreement, both parties shall solve the dispute through negotiation, and through 2:
1. Litigation. Governed by the court of the residence of the Party B.
2. Arbitration at Shenzhen Arbitration Commission in accordance with their arbitration rules . During proceeding of any litigation and arbitration, non-dispute businesses or agreement should be executed in accordance to terms of this Agreement.

X.	Miscellaneous
a.
Each of the individual business agreement and its supporting documents such as vouchers, lists, application letter/ undertaking letter, which Party A signs with Party B to utilize the facility granted in this Agreement constitutes as part of this Agreement.

b.	If there is inconsistency between this Agreement and each individual agreement, terms in individual agreement shall prevail.
c.	The Agriculture Bank of China Shenzhen Central District Sub-branch has the right to be compensated preferentially from the inventory of Shenzhen Fuqi Jewelry Co., Ltd.

XI.	Effective of this Agreement
This Agreement will be effective upon signing and stamping by both parties.

XII.	Counterparts
This Agreement consists of four copies, each party holds one copy, the Party B holds one more copy with same effect.

XIII.	Notices
Party B has notified Party A to understand the terms being printed in this Agreement wholly and accurately, and has provided illustrations based on the request of Party A. Both parties mutually and consistently agree on terms of this Agreement.

Party A (signature and stamp)	Party B (signature and stamp)
The legal representative	Principal
or the authorized agent	or the authorized agent
Date: September 27, 2007
Location: Shenzhen